QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	22-2389839 (I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325
San Diego, CA 92121
(Address of principal executive offices)

2000 EQUITY INCENTIVE PLAN, AS AMENDED
(Full title of the plan)

Jay D. Kranzler, Ph.D., M.D.
President and Chief Executive Officer
CYPRESS BIOSCIENCE, INC.
4350 Executive Drive, Suite 325
San Diego, CA 92121
(858) 452-2323
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
 Frederick T. Muto, Esq.
Matthew T. Browne, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock (par value $.001 per share)	4,548,449 shares	$4.53-$15.19	$57,269,421.82	$7,256.04

(1)
A total of 1,848,449 shares of Common Stock being registered hereunder are currently reserved for issuance under the Registrant's 2000 Equity Incentive Plan, as amended (the "Plan"). The balance of 2,700,000 shares are being registered in connection with anticipated subsequent increases in the number of shares available under the Plan pursuant to an automatic adjustment provision contained within the Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are described in the table below and are based upon (a) the actual exercise price for shares of Common Stock subject to outstanding stock options previously granted under the Plan and (b) the average of the high and low sales prices of Registrant's Common Stock on June 10, 2004, as reported on The Nasdaq National Market for other shares of Common Stock being registered hereby that are issuable under the Plan. The following chart shows the calculation of the registration fee:

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable pursuant to outstanding options under the Plan	2,500	$13.23	$33,075.00

Common Stock issuable pursuant to outstanding options under the Plan	6,000	$12.56	$75,360.00

Common Stock issuable pursuant to outstanding options under the Plan	105,575	$15.03	$1,586,792.25

Common Stock issuable pursuant to outstanding options under the Plan	27,000	$10.94	$295,380.00

Common Stock issuable pursuant to outstanding options under the Plan	100,000	$11.80	$1,180,000.00

Common Stock issuable pursuant to outstanding options under the Plan	32,000	$12.00	$384,000.00

Common Stock issuable pursuant to outstanding options under the Plan	32,000	$12.03	$384,960.00

Common Stock issuable pursuant to outstanding options under the Plan	21,000	$14.47	$303,870.00

Common Stock issuable pursuant to outstanding options under the Plan	3,000	$15.19	$45,570.00

Common Stock issuable pursuant to outstanding options under the Plan	9,900	$8.431	$83,466.90

Common Stock issuable pursuant to outstanding options under the Plan	196,659	$4.53	$890,865.27

Common Stock issuable under the Plan	4,012,815	$12.96	$52,006,082.40

Totals	4,548,449	N/A	$57,269,421.82

(3)
Calculated by multiplying the proposed maximum aggregate offering price by 0.0001267.

        This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

        Cypress Bioscience, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 for the purpose of registering additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are currently effective. The Registrant is hereby registering 4,548,449 additional shares of its Common Stock, $0.001 par value, for issuance under the Cypress Bioscience, Inc. 2000 Equity Incentive Plan, as amended (the "Plan"), such that 7,010,949 shares are registered in the aggregate. Registration statements on Form S-8 filed on April 18, 2001 (Registration No. 333-59164) and May 17, 2002 (Registration No. 333-88544) with the Securities and Exchange Commission relating to the same class of securities are currently effective and, in accordance with General Instruction E to Form S-8, the contents of such registration statements are incorporated herein by reference.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature page.
99.1	2000 Equity Incentive Plan, as amended.
99.2	Form of Stock Option Agreement.(1)

(1)
Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 18, 2004.

CYPRESS BIOSCIENCE, INC.

By:	/s/ SABRINA MARTUCCI JOHNSON Sabrina Martucci Johnson, Chief Financial Officer and Vice President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay D. Kranzler, M.D., Ph.D. and Sabrina Martucci Johnson, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAY D. KRANZLER Jay D. Kranzler, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 18, 2004
/s/ SABRINA MARTUCCI JOHNSON Sabrina Martucci Johnson	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	June 18, 2004
/s/ SAMUEL D. ANDERSON Samuel D. Anderson	Director	June 18, 2004
/s/ JON W. MCGARITY Jon W. McGarity	Director	June 18, 2004
/s/ JEAN-PIERRE MILLON Jean-Pierre Millon	Director	June 18, 2004
Jack H. Vaughn	Director	June , 2004

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature page.
99.1	2000 Equity Incentive Plan, as amended.
99.2	Form of Stock Option Agreement.(1)

(1)
Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001.

QuickLinks

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX